UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2015, Ares Commercial Real Estate Corporation (the “Company”), ACRC Lender W LLC and ACRC Lender W TRS LLC (collectively, “ACRC Lender W”), subsidiaries of the Company, entered into an amendment to the $225.0 million Amended and Restated Master Repurchase and Securities Contract with Wells Fargo Bank, National Association (the “Wells Fargo Facility”). The purpose of the amendment was to, among other things, extend the initial maturity date of the Wells Fargo Facility to December 14, 2016 and amend the interest rate to (i) 30-day LIBOR plus (ii) a pricing margin range of 1.75% - 2.35% per annum. The maturity date of the Wells Fargo Facility is subject to two one-year extension options (the first extension option extending the maturity date to December 14, 2017 and the second extension option extending the maturity date to December 14, 2018), each of which may be exercised at ACRC Lender W’s option, subject to the satisfaction of certain conditions, including payment of an extension fee.

The foregoing description is only a summary of certain material provisions of the amendment to the Wells Fargo Facility and is qualified in its entirety by reference to a copy of such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Exhibit Description
10.1

Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract and Amended and Restated Guarantee Agreement dated as of December 14, 2015, among ACRC Lender W LLC, ACRC Lender W TRS LLC and Ares Commercial Real Estate Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 17, 2015

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Description
10.1

Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract and Amended and Restated Guarantee Agreement dated as of December 14, 2015, among ACRC Lender W LLC, ACRC Lender W TRS LLC and Ares Commercial Real Estate Corporation and Wells Fargo Bank, National Association.